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                                                                      EXHIBIT 21

                 SUNAMERICA INC. AND CONSOLIDATED SUBSIDIARIES

                              LIST OF SUBSIDIARIES

List of subsidiaries and certain other affiliates with percentage of voting securities owned by SunAmerica Inc. or SunAmerica Inc.'s subsidiary which is the immediate parent.

                                                             PERCENTAGE OF VOTING
                                                             SECURITIES OWNED BY
                                                             THE COMPANY OR THE
                                                             COMPANY'S SUBSIDIARY
                                                             WHICH IS THE IMMEDIATE
NAME OF COMPANY                                              PARENT
----------------                                             ----------------------
ARIZONA CORPORATIONS:                                                  %
   SunAmerica Life Insurance Company                                100
    (f/k/a Sun Life Insurance Company of America)
   SunAmerica National Life Insurance Company                       100

CALIFORNIA CORPORATIONS:
   Anchor National Life Insurance Company                           100
   Imperial Premium Finance, Inc.                                   100
    (f/k/a SunAmerica Premium Finance of California, Inc.)

COLORADO CORPORATION:
   Resources Trust Company                                          100

DELAWARE CORPORATIONS:
   Imperial Premium Finance, Inc.                                   100
    (f/k/a SunAmerica Premium Finance, Inc.)
   Imperial Premium Funding, Inc.                                   100
   SunAmerica Financial Resources, Inc.                             100
   SunAmerica Capital Trust I                                       100
   SunAmerica Capital Trust II                                      100
   SunAmerica Capital Trust III                                     100
   SunAmerica Capital Trust IV                                      100
   Capitol Life Mortgage Corp.                                      100
   Royal Alliance Associates, Inc.                                  100
   SunAmerica Asset Management Corp.                                100
   SunAmerica Capital Services, Inc.                                100
   SunAmerica Investments, Inc.                                     100
   SunAmerica Securities, Inc.                                      100

GEORGIA CORPORATION:
   SunAmerica Financial, Inc.                                       100

MARYLAND CORPORATIONS:
   Anchor Investment Adviser, Inc.                                  100
   SunAmerica Marketing, Inc.                                       100

MASSACHUSSETTS BUSINESS TRUSTS:
   Anchor Pathway Fund*                                             100
   Anchor Series Trust*                                             100
   SunAmerica Series Trust*                                         100

NEW YORK CORPORATION:
   First SunAmerica Life Insurance Company                          100



* Shares of these entities are owned by a separate account of Anchor National Life Insurance Company.